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Exhibit 1.5

[                        ] Shares of Common Stock

READY MIX, INC.

AGREEMENT AMONG UNDERWRITERS

LADENBURG THALMANN & CO. INC.
WUNDERLICH SECURITIES, INC.
As Representative of the Several Underwriters
Named in Schedule I Hereto
c/o Ladenburg Thalmann & Co. Inc.
590 Madison Avenue, 34th Floor
New York, N.Y. 10022

Gentlemen:

        We wish to confirm as follows the agreement among you, the undersigned and the other Underwriters named in Schedule I to the Underwriting Agreement, as it is to be executed (all such parties being herein called the "Underwriters"), with respect to the purchase by the Underwriters severally from Ready Mix, Inc. (the "Company") of the respective numbers of shares of common stock (the "Shares") set forth in Schedule I to the Underwriting Agreement. The number of Shares to be purchased by each Underwriter from the Company shall be determined in accordance with the Underwriting Agreement. It is understood that changes may be made in those who are to be Underwriters and in the respective numbers of Shares to be purchased by them, but that the number of Shares to be purchased by us as set forth in the Underwriting Agreement will not be changed without our consent except as provided herein and in the Underwriting Agreement. The obligations of the Underwriters to purchase the number of Shares set opposite their respective names in Schedule I to the Underwriting Agreement, as they may be increased by the Underwriting Agreement, are herein called their "underwriting obligations." The number of Shares set opposite our name in said Schedule I, as such number may be increased under the Underwriting Agreement, are herein called "our Shares". For purposes of this Agreement the following definitions shall be applicable:

  (a)
  "Manager's Concession" shall be the compensation to you for acting as Manager as provided in Section 1 hereof of not less than [            percent (            %)] of the underwriting discount. The Manager's Concession shall include the right to all the Underwriters' Warrants to be issued pursuant to the Underwriting Agreement in addition to the other items specified in Section 5 of the Underwriting Agreement.

  (b)
  "Underwriting Group Concession" or "Underwriter's Concession" hall mean compensation to members of the Underwriting Group for assuming the underwriting risk and shall be not less than [            percent (            %)] of the underwriting discount on the Shares for which each Underwriter is obligated hereunder.

  (c)
  "Dealer's Concession" shall mean compensation to Dealers who are members of the Selling Group and shall, as to Dealers who have executed an agreement with you, be not less than [            percent (            %)] of the underwriting discount.

  (d)
  It is contemplated that the underwriting discount will be [seven percent (7%)] of the offering price. You in your absolute discretion shall determine, within the foregoing limitations, the precise allocation of the underwriting discount.

        1.     Authority and Compensation of Representative. We hereby authorize you as our Representative and on our behalf, (a) to enter into an agreement with the Company substantially in the form attached hereto as Exhibit A ("the Underwriting Agreement"), but with such changes therein as in your judgment are not materially adverse to the Underwriters, (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement, and (c) to take all such action as you in your discretion may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and this Agreement and the sale and distribution of the Shares, provided that the time within which the Registration Statement is required to become effective pursuant to the Underwriting Agreement will not be extended more than 48 hours without the approval of a majority in interest of the Underwriters (including yourselves).

        As our share of the compensation for your services hereunder, we will pay you, and we authorize you to charge to our account, a sum equal to the Manager's Concession.

        2.     Public Offering. A public offering of the Shares is to be made, as herein provided, as soon after the Registration Statement relating thereto shall become effective as in your judgment is advisable. The Shares shall be initially offered to the public at the public offering price of [$11.00] per share, or such other price, as determined by you and the Company. You will advise us by fax, e-mail (with written confirmation within one business day) or telephone when the Shares shall be released for offering and shall advise us at or prior to that time of the allocation of the underwriting discount. We authorize you as Representative of the Underwriters, in or after the initial public offering, to vary the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise. The public offering price of the Shares at the time in effect is herein called the "Offering Price."

        We hereby agree to deliver all preliminary and final prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934 ("Exchange Act") and Section 5(b) of the Securities Act of 1933 (the "Securities Act"). You have heretofore delivered to us such preliminary prospectuses as have been requested by us, receipt of which is hereby acknowledged, and will deliver such final Prospectuses as will be requested by us.

        3.     Offering to Dealers and Group Sales. We authorize you to reserve for offering and sale, and on our behalf to sell, to institutions or other retail purchasers (such sales being herein called "Group Sales") and to dealers selected by you (such dealers being herein called "Dealers") all or any part of our Shares as you may determine. Such sales of Shares, if any, shall be made (i) in the case of Group Sales, at the Offering Price, and (ii) in the case of sales to Dealers, at the Offering Price less the Dealer's Concession.

        Any Group Sales shall be as nearly as practicable in proportion to the underwriting obligations of the respective Underwriters. Any sales to Dealers made for our account shall be as nearly as practicable in the ratio that the Shares reserved for our account for offering to Dealers bears to the aggregate of all Shares of all Underwriters including you so reserved. The over-allotment option provided for in Section 2 of the Underwriting Agreement to the extent exercised shall be exercised by you as Representative of the Underwriters, and shall be exercised only for the purpose of making Group Sales or sales to Dealers by you. Such sales for our account of the over-allotment option shall as nearly as practicable be in proportion to the underwriting obligations of the respective Underwriters. On any Group Sales or sales to Dealers, including those pertaining to the over-allotment option, made by you on our behalf we shall be entitled to receive only the Underwriter's Concession.

        You agree to notify us promptly on the date of the public offering as to the number of Shares, if any, which we may retain for direct sale. Prior to the termination of this Agreement, you may reserve for offering and sale as hereinbefore provided any Shares remaining unsold theretofore retained by us and we may, with your consent, retain any Shares remaining unsold theretofore reserved by you.

        Sales to Dealers shall be made under a Selected Dealers Agreement, attached hereto as Exhibit B and by this reference incorporated herein. We authorize you to determine the form and manner of any communications with Dealers, and to make such changes in the Selected Dealers Agreement as you may deem appropriate. In the event that there shall be any such agreements with Dealers, you are authorized to act as manager thereunder and we agree, in such event, to be governed by the terms and conditions of such agreements. Each Underwriter agrees that it will not offer any of the Shares for sale at a price below the Offering Price or allow any concession therefrom except as herein otherwise provided. We as to our Shares may enter into agreements with dealers.

        It is understood that any person to whom an offer may be made as hereinbefore provided shall be a member of the National Association of Securities Dealers, Inc. ("NASD"), or dealers or institutions with their principal place of business located outside the United States, its territories or possessions and not registered under the Exchange Act who agree to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's rules or interpretations with respect to free-riding and withholding.

        We authorize you to determine the form and manner of any public advertisement of the Shares.

        Nothing in this Agreement contained shall be deemed to restrict our right, subject to the provisions of this Section 3, to offer our Shares prior to the effective date of the Registration Statement, provided that any such offer shall be made in compliance with any applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission ("Commission") thereunder and of any applicable state securities laws.

        4.     Repurchases in the Open Market. Any Shares sold by us (otherwise than through you) which shall be contracted for or purchased in the open market by you on behalf of any Underwriter or Underwriters shall be repurchased by us on demand at a price equal to the cost of such purchase plus commissions and taxes on redelivery. Any securities delivered on such repurchase need not be the identical securities originally sold by us. In lieu of delivery of such securities to us, you may (i) sell such securities in any manner for our account and charge us with the amount of any loss or expense or credit us with the amount of any profit, less any expense, resulting from such sale, or (ii) charge our account with an amount not in excess of the concession to Dealers on such securities.

        5.     Delivery and Payment. We agree to deliver to you at or before 5:00 p.m. Eastern Time, on the day prior to the time of purchase referred to in the Underwriting Agreement, at your office, good funds via wire transfer to the account of Ladenburg Thalmann & Co. Inc. for the offering price of the Shares less Dealer's Concession of the Shares which we retained for direct sale by us, the proceeds of which check shall be delivered by you, in the manner provided in the Underwriting Agreement, to or for the account of the Company against delivery of certificates for such Shares to you for our account. You are authorized to accept such delivery and to give receipts therefore. You may advance funds for Shares which have been sold or reserved for sale to retail purchasers or Dealers for our account. If we fail (whether or not such failure shall constitute a default hereunder) to deliver to you, or you fail to receive, our check and/or payment for sales made by you for our account for the Shares which we have agreed to purchase, you, individually and not as Representative of the Underwriters, are authorized (but shall not be obligated) to make payment, in the manner provided in the Underwriting Agreement, to or for the account of the Company for such Shares for our account, but any such payment by you shall not relieve us of any of our obligations under the Underwriting Agreement or under this Agreement and we agree to repay you on demand the amount so advanced for our account.

        We also agree on demand to take up and pay for or to deliver to you funds sufficient to pay for at cost any Shares purchased by you for our account pursuant to the provisions of Section 9 hereof, and to deliver to you on demand any Shares sold or over-allocated by you for our account pursuant to any provision of this Agreement.

        We authorize you to deliver our Shares, pursuant to the provisions of Section 9 hereof, against sales made by you for our account pursuant to any provision of this Agreement.

        Upon receipt by you of payment for the Shares, sold by us and/or through you for our account, you will remit to us promptly an amount equal to the Underwriting Group Concession on such Shares,

which has not been retained by us. You agree to cause to be delivered to us, as soon as practicable after the Closing Date referred to in the Underwriting Agreement, such part of our Shares purchased on such Closing Date as shall not have been sold or reserved for sale by you for our account.

        In case any Shares reserved for sale in Group Sales or to Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree to accept delivery when tendered by you of any Shares so reserved for our account and not so purchased and pay you the offering price less the Dealer's and Underwriting Group Concessions.

        6.     Authority to Borrow. We authorize you to advance your funds for our account (charging current interest rates) and to arrange loans for our account for the purpose of carrying out this Agreement, and in connection therewith to execute and deliver any notes or other instruments and to hold or pledge as security therefore all or any part of our Shares purchased hereunder for our account. Any lending bank is hereby authorized to accept your instructions as Representative in all matters relating to such loans. Any part of our Shares held by you may be delivered to us for carrying purposes and, if so delivered, will be redelivered to you upon demand.

        7.     Allocation of Expense and Liability. We authorize you to charge our account with and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein otherwise provided, and (b) our proportionate share (based on our underwriting obligations) of all expenses in excess of those reimbursed by the Company incurred by you in connection with the purchase, carrying and distribution, or proposed purchase and distribution, of the Shares and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of all such expenses and your allocation thereof shall be final and conclusive. Funds for our account at any time in your hand as our Representative may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, shall be paid to or paid by us, provided that you in your discretion may reserve from distribution an amount to cover possible additional expenses chargeable to the several Underwriters. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based on our underwriting obligation) of all expenses and liabilities that may be incurred for the accounts of the underwriters.

        8.     Liability for Future Claims. Neither any statement by you, as Representative of the Underwriters, of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Shares shall constitute any representation by you as to the existence or non-existence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement or both, we shall be and remain liable for, and will pay on demand, (a) our proportionate share (based on our underwriting obligations) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, including any liability which may be incurred by or for the accounts of the Underwriters, including any liability which may be incurred by the Underwriters or any of them based on the claim that the Underwriters constitute an association, unincorporated business, partnership or any separate entity, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

        9.     Stabilization and Over-Allotment. We authorize you, until the termination of this Agreement, (a) to effect transactions in the Shares of the Company, in the open market or otherwise, including short sales, and on such terms and at such prices as you in your discretion may deem desirable, (b) in arranging for sales of Shares, to over-allot, and (c) either before or after the termination of this Agreement, to cover any short position or liquidate any long position incurred pursuant to this Section 9; subject, however, to the applicable rules and regulations of the Commission under the Exchange Act. All such purchases, sales and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations; provided that our net position resulting from such purchases and sales and over-allotments shall not at any time exceed, for either long or short account, 15% of the number of Shares agreed to be purchased by us. We agree to take up at cost on demand any Shares purchased for our account pursuant to this Section 9, and to deliver on demand any of such Shares so sold or over-allotted for our account pursuant to this Section 9.

        If you engage in any stabilizing transactions as Representative of the Underwriters, you shall notify us of that fact. Each of us agrees to file with you, within two business days following the date of termination of such transactions, triplicate originals of a report "not as manager" on Form X-17A-1 in accordance with the requirements of Rule 17a-2(e) under the Exchange Act. You shall, as such Representative, file such reports with, and make the requisite reports on such transactions as required by, the Commission in accordance with Rule 17a-2 under the Exchange Act.

        We agree to advise you, from time to time upon request until the settlement of accounts hereunder, of the number of Shares at the time retained by us unsold, and we will upon request sell to you for the accounts of one or more of the several Underwriters such number of our unsold Shares as you may designate, at the Offering Price less such amount, not in excess of the concession to Dealers, as you may determine.

        10.   Open Market Transactions. We agree that except with your consent and except as herein provided upon advice from you we will not make purchases or sales on the open market or otherwise or attempt to induce others to make purchases or sales, either before or after the purchase of the Shares, and prior to the completion (as defined in Regulation M promulgated by the Commission under the Exchange Act) of our participation in the distribution, we will otherwise comply with Regulation M. Nothing in this Section 10 contained shall prohibit us from acting as broker or agent in the execution of unsolicited orders of customers for the purchase or sale of any securities of the Company.

        11.   Blue Sky. Prior to the initial offering by the Underwriters, you will inform us as to the states under the respective securities or Blue Sky laws of which it is believed that the Shares have been qualified or are exempt from such qualification for sale, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or Dealer to sell the Shares in any jurisdiction. We authorize you, if you deem it inadvisable in arranging sales of Shares of our account hereunder to sell any of our Shares to any particular Dealer or other buyer because of the securities or Blue Sky laws of any jurisdiction, to sell our Shares to one or more other Underwriters at the Offering Price less, in the case of a sale to a Dealer, such amount, not in excess of the concession to Dealers thereon, as you may determine. The transfer tax on any such sales among Underwriters shall be treated as an expense and charged to the respective accounts of the several Underwriters in proportion to their respective underwriting obligations.

        12.   Default by Underwriters. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement shall not release us from any of our obligations. In case of such default by one or more Underwriters, you are authorized to increase, pro rata with the other non-defaulting Underwriters, the number of Shares which we shall be obligated to purchase from the Company, provided that the aggregate amount of all such increases for all non-defaulting Underwriters shall not exceed 10% of the Shares, and, if the aggregate number of the Shares not taken up by such defaulting Underwriters exceeds such 10%, you are further authorized, but shall not be obligated, to arrange for the purchase by other persons, who may include yourselves, of all or a portion of the Shares not taken up by such Underwriters. In the event any such increases or arrangements are made, the respective number of Shares to be purchased by the non-defaulting Underwriters and by any such other person or persons shall be taken as the basis for the underwriting obligations under this

Agreement, but this shall not in any way affect the liability of any defaulting Underwriters to the other Underwriters for damages resulting from such default.

        In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any Shares purchased by you for their respective accounts pursuant to Section 9 hereof, or to deliver any such Shares for their respective accounts pursuant to any provisions of this Agreement, and to the extent that arrangements shall not have been made by you for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter shall assume its proportionate share of the aforesaid obligations of each such defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefore.

        13.   Termination. Unless earlier terminated by you, the provisions of Sections 2, 3, 4, 6, 9 and 10 of this Agreement shall, except as otherwise provided therein, terminate 45 days after the effective date of the Registration Statement herein referred to. You may, however, terminate this Agreement or any provisions hereof at any time by fax, e-mail (with written confirmation within one business day) or written notice to us.

        14.   General Position of the Representative. In taking action under this Agreement, you shall act only as agent of the several Underwriters. Your authority as Representative of the several Underwriters shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Shares, including the right to make any modifications which you consider necessary or desirable in the arrangements with Dealers or others. You shall be under no liability for or in respect of the value of the Shares or the validity or the form thereof, the Registration Statement, the Prospectus, the Underwriting Agreement or other instruments executed by the Company or others; or for or in respect of the issuance, transfer or delivery of any of the Shares or for the performance by the Company or others of any agreement on its or their part; nor shall you as such Representative or otherwise be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act; and no obligation not expressly assumed by you as such Representative herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the Representative of each of them respectively. Nothing herein contained shall constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 12 hereof. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective underwriting obligations and are not joint.

        15.   Acknowledgment of Registration Statement, etc. We hereby confirm that we have examined the Registration Statement (including all amendments thereto) relating to the Shares as heretofore filed with the Commission, that we are familiar with the amendments to the Registration Statement and the final form of Prospectus proposed to be filed, that we are willing to be named as an Underwriter therein and to accept the responsibilities of an Underwriter thereunder, and that we are willing to proceed as therein contemplated. We further confirm that the statements made under the heading "Underwriting" in such proposed final form of Prospectus are correct and we authorize you so to advise the Company on our behalf. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or amendments to the Registration Statement and of any amended Prospectus promptly, if and when received by you, but the making of such changes and amendments shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

        16.   Indemnification. Each Underwriter, including you, agrees to indemnify and hold harmless each other Underwriter and each person who controls any other Underwriter within the meaning of Section 15 of the Securities Act to the extent of their several commitments under the Underwriting Agreement and upon the terms that such Underwriter agrees to indemnify and hold harmless the

Company as set forth in Section 9 of the Underwriting Agreement. The agreement contained in this Section 16 shall survive any termination of this Agreement Among Underwriters.

        17.   Capital Requirements. We confirm that our ratio of aggregate indebtedness to net capital is such that we may, in accordance with and pursuant to Rule 15c3-1, promulgated by the Commission under the Exchange Act, agree to purchase the number of Shares we may be obligated to purchase under any provision of the Underwriting Agreement or this Agreement.

        18.   Undertaking to Mail Prospectuses. We represent to you that we have taken all action on our part required to have been taken to satisfy the policy set forth in Release No. 4968 of the Commission under the Exchange Act, including the distribution in the manner and at or prior to the time set forth in such release, of copies of the Preliminary Prospectus relating to the Shares (or, if you have so requested, copies of any revised Preliminary Prospectus) to all persons to whom we expect to mail confirmation of sale.

        As contemplated by Rule 15c2-8 under the Exchange Act, you agree to mail a copy of the Prospectus mentioned in the Underwriting Agreement to any person making a written request therefore during the period referred to in said rule, the mailing to be made to the address given in the request. We confirm that we have delivered all Preliminary Prospectuses and revised Preliminary Prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all Prospectuses required to be delivered thereunder. We acknowledge that the copies of the Preliminary Prospectus furnished to us have been distributed to dealers who have been notified of the foregoing requirements pertaining to the delivery of Preliminary Prospectuses and Prospectuses. You have heretofore delivered to us such number of copies of Preliminary Prospectuses as have been reasonably requested by us, receipt of which is hereby acknowledged, and will deliver such number of copies of Prospectuses as will be reasonably requested by us.

        19.   Miscellaneous. Any notice hereunder from us to you shall be deemed to have been duly given if sent by fax, e-mail (with written confirmation within one business day) or registered mail, to us at our address as set forth in the Underwriting Agreement, or to you c/o Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, 34th Floor, New York, N.Y. 10022.

        You hereby confirm that you are registered as a broker-dealer with the Commission and that you are a member of the NASD, as we confirm that we are either a member of the NASD or a foreign broker-dealer not eligible for membership under Section I of the By-Laws of the NASD who agree to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the requirements of the NASD's Interpretive Material with Respect to Free Riding and Withholding.

        This instrument may be signed by the Underwriters in various counterparts which together shall constitute one and the same agreement among all the Underwriters and shall become effective at such time as all the Underwriters shall have signed such counterparts and you shall have confirmed all such counterparts. Your signature to such confirmation may be by fax.

        Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

Very truly yours,

By:
Title:

By:
Title:
CONFIRMED AS OF THE DATE FIRST ABOVE WRITTEN.

LADENBURG THALMANN & CO. INC.
WUNDERLICH SECURITIES, INC.
As Representative of the Several Underwriters
Named in Schedule I Hereto
c/o Ladenburg Thalmann & Co. Inc.
540 Madison Avenue, 34th Floor
New York, N.Y. 10022
By:	Ladenburg Thalmann & Co. Inc.
By:	Name: Peter H. Blum Title: Senior Managing Director

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[ ] Shares of Common Stock READY MIX, INC. AGREEMENT AMONG UNDERWRITERS